UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 21, 1999


                            SOUTHWEST GAS CORPORATION
             (Exact name of registrant as specified in its charter)


          California                     1-7850                  88-0085720
(State or other jurisdiction of       (Commission             (I.R.S. Employer
 incorporation or organization)       File Number)           Identification No.)

   5241 Spring Mountain Road
     Post Office Box 98510
       Las Vegas, Nevada                                         89193-8510
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (702) 876-7237

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Item 5.  Other Events

Southwest Gas Corporation (Southwest) expects its second quarter 1999 operating results to be better than analysts' estimates. Analysts' estimates range from a loss of $0.40 to a loss of $0.35 per share. Southwest anticipates its net loss will be approximately one-third of the consensus street estimate. Southwest attributes the improvement to colder-than-normal weather as its service territories experienced 37 percent more heating degree days than normal during April and May.












                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           SOUTHWEST GAS CORPORATION




Date: July 21, 1999                           /s/ EDWARD A. JANOV
                                      ------------------------------------
                                                  Edward A. Janov
                                           Vice President/Controller and
                                               Chief Accounting Officer